UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2009

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 4, 2010, we issued a press release announcing our entry into a non-binding letter of intent for the purchase of Bella Ruscello Luxury Apartment Homes. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

On December 30, 2009, we entered into a non-binding letter of intent, or the Letter of Intent, with Duncanville Villages Multifamily, Ltd., an unaffiliated third party, or the Seller, for the purchase of Bella Ruscello Luxury Apartment Homes, located in Duncanville, Texas, or the Bella Ruscello property, for a purchase price of $17,400,000. The Bella Ruscello property is a garden-style apartment community which consists of 216 units, as well as a luxury clubhouse, resort-style pool, fitness and business center, on approximately 10.6 acres. The Bella Ruscello property was built in 2008 and is currently approximately 97.4% leased.

The material terms of the Letter of Intent include: (i) a due diligence period of thirty (30) days from the execution of the purchase and sale agreement and our receipt of substantially all requested due diligence materials in order to examine and approve the property in our sole discretion; (ii) an initial deposit of $150,000 due upon the execution of a purchase and sale agreement which shall become non-refundable upon the expiration of the due diligence period; (iii) a closing date within thirty (30) days following the expiration of the due diligence period, however, we have the right to extend the closing date by an additional thirty (30) days by paying the Seller an additional non-refundable deposit of $150,000 and providing notice of our intent to do so at least five (5) days prior to the original scheduled closing date; (iv) a closing subject to our ability to obtain financing satisfactory to us in our sole discretion; and (v) prorations of property taxes, insurance premiums, rents, deposits and other items typically prorated made as of the date of recordation of the deed.

Additionally, both parties acknowledge that the purchase and sale agreement and/or escrow instructions shall be subject to our Board of Directors’ and the Seller’s approval and only a fully executed purchase and sale agreement and/or signed escrow instructions shall constitute a purchase and sale of the property. We anticipate the closing of the acqusition to occur in the first quarter of 2010, however, we can give no assurance that the closing will occur within this timeframe, or at all.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Grubb & Ellis Apartment REIT, Inc. Press Release, dated January 4, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

January 4, 2010	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Grubb & Ellis Apartment REIT, Inc. Press Release dated January 4, 2010